EXHIBIT 5.1

                               LATHAM & WATKINS LLP
    BOSTON                       ATTORNEYS AT LAW                 NEW YORK
   BRUSSELS                        www.lw.com                  NORTHERN VIRGINIA
   CHICAGO                    ______________________             ORANGE COUNTY
  FRANKFURT                                                         PARIS
   HAMBURG                                                        SAN DIEGO
  HONG KONG                                                     SAN FRANCISCO
    LONDON                                                      SILICON VALLEY
 LOS ANGELES                                                       SINGAPORE
    MILAN                                                            TOKYO
    MOSCOW                                                      WASHINGTON, D.C.
  NEW JERSEY

                                 January 7, 2003
                                                            FILE NO. 035567-0001

Dex Media East LLC
Dex Media East Finance Co.
198 Inverness Drive West
Englewood, Colorado 80112

        Re: Registration Statement Relating to $450,000,000 Aggregate Principal
            Amount of 9 7/8% Senior Notes due 2009 and $525,000,000 Aggregate Principal Amount of 12 1/8% Senior Subordinated Notes due 2012

Ladies and Gentlemen:

                   In connection with the registration of $450,000,000 aggregate principal amount of 9 7/8% Senior Notes due 2009 (the "Senior Exchange Notes") and $525,000,000 aggregate principal amount of 12 1/8% Senior Subordinated Notes due 2012 (the "Senior Subordinated Exchange Notes," and, together with the Senior Exchange Notes, the "Exchange Notes") by Dex Media East LLC, a Delaware limited liability company (the "Company"), and Dex Media East Finance Co., a Delaware corporation ("Dex East Finance"), and the guarantees of the Senior Exchange Notes (the "Senior Exchange Note Guarantees") and the guarantees of the Senior Subordinated Exchange Notes (the "Senior Subordinated Exchange Note Guarantees," and, together with the Senior Exchange Note Guarantees, the "Guarantees") by LCI International, Inc., a Delaware corporation (the "Guarantor"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 7, 2003 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Senior Exchange Notes and Senior Exchange Note Guarantees will be issued pursuant to a senior note indenture, and the Senior Subordinated Exchange Notes and Senior Subordinated Exchange Note Guarantees will be issued pursuant to a senior subordinated note indenture (collectively, the "Indentures"), each dated November 8, 2002, among the Company, Dex East Finance, the Guarantor and U.S. Bank National Association, as trustee (the "Trustee").

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company, Dex East Finance and the Guarantor in connection with the authorization and issuance of the Exchange Notes and the Guarantees, respectively. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary


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or appropriate for purposes of this opinion. We have examined, along with other documents, the following:

                  (a) the Indentures;

                  (b) forms of Exchange Notes; and

                  (c) the Forms of Guarantees.

                  The documents described in paragraphs (a) through (c) above are referred to herein collectively as the "Transaction Documents."

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. To the extent it may be relevant to the opinions expressed herein, we have assumed that:

                  (i) each party to the Transaction Documents other than the Company and Dex East Finance has the requisite organizational and legal power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated thereby;

                  (ii) the Transaction Documents have been duly authorized, executed and delivered by each party thereto other than the Company and Dex East Finance and constitute valid and binding obligations of such other party, enforceable against each such other party in accordance with their terms;

                  (iii) each party to the Transaction Documents other than the Company and Dex East Finance has complied with and will comply with all of its obligations under the Transaction Documents and all laws applicable thereto; and

                  (iv) the Exchange Notes and the outstanding notes have been duly authenticated and delivered by the Trustee.

                  We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                  Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.


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                  Subject to the foregoing and the other matters set forth
herein, it is our opinion that as of the date hereof:

                  1. The Exchange Notes have been duly authorized by all necessary corporate or limited liability company action, as applicable, of the Company and Dex East Finance, and when executed, authenticated and executed and delivered by or on behalf of the Company against the due tender and delivery to the Trustee of the Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, will constitute legally valid and binding obligations of the Company and Dex East Finance, enforceable against the Company and Dex East Finance in accordance with their terms.

                  2. The Guarantees have been duly authorized by all necessary corporate action of the Guarantor, and when executed in accordance with the terms of the Indentures and upon due execution, authentication and delivery of the Exchange Notes against the due tender and delivery to the Trustee of the Outstanding Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, will be the legally valid and binding obligation of the Guarantor, enforceable against such Guarantor in accordance with its terms.

                  The opinions rendered in paragraphs 1 and 2 above relating to the enforceability of the Exchange Notes and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

                  We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company and Dex East Finance under the Indentures and the Exchange Notes or the Guarantor under the Indentures or the Guarantees of
Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor
Law) relating to fraudulent transfers and obligations.

                  To the extent that the obligations of the Company, Dex East Finance and the Guarantor under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indentures; that the Indentures have been duly authorized, executed and delivered by the Trustee and constitute the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with their terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indentures,


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with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus contained therein.

                                                     Very truly yours,


                                                     /s/ Latham & Watkins LLP








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